                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): May 26, 1998


                               May & Speh, Inc.
            (Exact name of registrant as specified in its charter)



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
                   Delaware                              000-27872                          36-2992650
(State or other jurisdiction of incorporation)    (Commission File Number)     (IRS Employer Identification Number)


                 1501 Opus Place
             Downers Grove, Illinois                                                         60515
     (Address of principal executive offices)                                              (Zip Code)
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                                (630) 964-1501
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events

     On May 26, 1998, May & Speh, Inc. (the "Company) and Acxiom Corporation, a Delaware corporation ("Acxiom"), jointly announced that the Company, Acxiom and ACX Acquisition Co., Inc., a Delaware corporation and wholly owned subsidiary of Acxiom ("Merger Sub"), had entered into an Agreement and Plan of Merger dated as of May 26, 1998 (the "Merger Agreement"), pursuant to which Merger Sub would be merged with and into the Company (the "Merger").

     Under the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $.01 per share, of the Company would be converted into .80 share of common stock, par value $.10 per share, of Acxiom.

     As a condition precedent to the execution of the Merger Agreement by the Company and Acxiom, each such party entered into those certain Stock Option Agreements each dated May 26, 1998 (each an "Option Agreement" and collectively, the "Option Agreements"). Pursuant to such Option Agreements, the Company granted to Acxiom, and Acxiom granted to the Company, an option to purchase shares of common stock of the applicable grantor equal to 19.9% of the total shares of common stock of the applicable grantor issued and outstanding immediately prior to the time of exercise. In addition, the Company entered into that certain Amendment to Rights Agreement dated as of May 26, 1998 between the Company and Harris Trust and Savings Bank (the "Rights Amendment").

     The transaction, which has been approved by the board of directors of each company, is intended to be accounted for as a pooling of interests and be a tax-free reorganization. Consummation of the transactions contemplated in the Merger Agreement is subject to expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval of the Merger by the shareholders of the Company and Acxiom, and other customary closing conditions.

     The foregoing is qualified in its entirety by reference to the Merger Agreement, and the Option Agreements and the Rights Amendment, each of which is filed herewith as an exhibit and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

 (a)  Financial Statements:  Not applicable

 (b)  Pro Forma Financial Information:  Not applicable

 (c)  Exhibits

Exhibit No.                        Document
-----------                        --------

     2         Agreement and Plan of Merger By and Among Acxiom
               Corporation, ACX Acquisition Co., Inc. and May &
               Speh, Inc., dated as of May 26, 1998, with exhibits thereto.

    99.1       Stock Option Agreement dated May 26, 1998 between
               May & Speh, Inc. and Acxiom Corporation.

    99.2       Stock Option Agreement dated May 26, 1998 between
               Acxiom Corporation and May & Speh, Inc.

    99.3 Amendment to Rights Agreement dated as of May 26, 1998 between May & Speh, Inc. and Harris Trust and Savings Bank.
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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MAY & SPEH, INC.



                                        By: /s/ Eric Loughmiller
                                            -----------------------------------
                                        Name:    Eric Loughmiller
                                        Title:   Executive Vice-President
                                                   and Chief Financial Officer



May 28, 1998
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                                 EXHIBIT INDEX



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

Exhibit No.                              Document                                Page
-----------                              --------                                ----
     2              Agreement and Plan of Merger By and Among Acxiom
                    Corporation, ACX Acquisition Co., Inc. and May & Speh,
                    Inc., dated as of May 26, 1998, and exhibits thereto.

    99.1 Stock Option Agreement dated May 26, 1998 between May & Speh, Inc. and Acxiom Corporation.

    99.2 Stock Option Agreement dated May 26, 1998 between Acxiom Corporation and May & Speh, Inc.

    99.3 Amendment to Rights Agreement dated as of May 26, 1998 between May & Speh, Inc. and Harris Trust and Savings Bank.
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